As filed with the Securities and Exchange Commission on May 13, 2004

                           Registration No. 333-110882
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                         POST-EFFECTIVE AMENDMENT NO. 1

                             Registration Statement
                        Under the Securities Act of 1933

                                U.S. ENERGY CORP.
                                -----------------
             (Exact name of registrant as specified in its charter)

                                     Wyoming
                                     -------
         (State or other jurisdiction of incorporation or organization)

                                   83-0205516
                                   ----------
                      (I.R.S. Employer Identification No.)

         877 North 8th West, Riverton, Wyoming 82501; Tel. 307.856.9271 (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

                      Daniel P. Svilar, 877 North 8th West
                      Riverton, WY 82501; Tel. 307.856.9271
                      -------------------------------------
 (Name, address, including zip code, and telephone number of agent for service)

              Copies to:   Stephen E. Rounds, Esq.
                           The Law Office of Stephen E. Rounds
                           1544 York Street, Suite 110, Denver, CO 80206
                           Tel:  303.377.6997; Fax: 303.377.0231
                                 ---------------
Approximate date of commencement and end of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby deregisters 771,634 of the shares initially registered, 369,264 shares having been sold.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Riverton, state of Wyoming on May 13, 2004.

                                         U.S. ENERGY CORP.
(Registrant)


Date: May 13, 2004                  By:   /s/  John L. Larsen
                                        ----------------------------------------
                                        John L. Larsen, Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Date: May 13, 2004                  By:   /s/  John L. Larsen
                                        ----------------------------------------
                                        John L. Larsen, Director


Date: May 13, 2004                  By:   /s/  Keith G. Larsen
                                        ----------------------------------------
                                        Keith G. Larsen, Director


Date: May 13, 2004                  By:   /s/  Harold F. Herron
                                        ----------------------------------------
                                        Harold F. Herron, Director


Date: May 13, 2004                  By:   /s/  Nick Bebout
                                        ----------------------------------------
                                        Nick Bebout, Director


Date: May 13, 2004                  By:   /s/  Don C. Anderson
                                        ----------------------------------------
                                        Don C. Anderson, Director


Date: May 13, 2004                  By:  /s/  H. Russell Fraser
                                        ----------------------------------------
                                        H. Russell Fraser, Director


Date: May 13, 2004                  By:  /s/  Michael Anderson
                                        ----------------------------------------
                                        Michael Anderson, Director


Date: May 13, 2004                  By:   /s/  Robert Scott Lorimer
                                        ----------------------------------------
                                        Robert Scott Lorimer,
                                        Principal Financial Officer/
                                        Chief Accounting Officer